EXHIBIT 99.1 NEWS RELEASE

INVESTOR RELATIONS CONTACT:

Deborah Wussler ……… (480) 792-7373

MICROCHIP TECHNOLOGY TO PRESENT
AT THE CREDIT SUISSE ANNUAL TECHNOLOGY CONFERENCE

CHANDLER, Arizona – December 3, 2008 -- (NASDAQ:MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, announced today that the Company will present at the Credit Suisse Annual Technology Conference on Thursday, December 4, 2008, at 11:00 a.m. (Mountain Time).  Presenting for the Company will be Mr. Steve Sanghi President and Chief Executive Officer.  A live webcast and replay of the presentation will be made available by CSFB, and can be accessed on the Microchip website at www.microchip.com.  The replay of the webcast will be available for a period of 7 days following the presentation.

Any forward looking statements made during the presentation are qualified in their entirety by the complete discussion of risks set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  Copies of Forms 10-K and 10-Q and any other relevant documents can be obtained for free at the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Microchip Technology Inc. is a leading provider of microcontroller and analog semiconductors, providing risk-free product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip website at www.microchip.com.

The Microchip logo and name are registered trademarks of Microchip Technology Incorporated.

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Microchip Technology Incorporated 2355 West Chandler Blvd.   Chandler, AZ 85224-6199   Main Office 480•792•7200 FAX 480•899•9210